Exhibit 5

FOLEY & LARDNER Attorneys at Law
CHICAGO DENVER JACKSONVILLE LOS ANGELES MADISON MILWAUKEE ORLANDO	FIRSTAR CENTER 777 EAST WISCONSIN AVENUE MILWAUKEE, WISCONSIN 53202-5367 TELEPHONE (414) 271-2400 FACSIMILE (414) 297-4900	SACRAMENTO SAN DIEGO SAN FRANCISCO TALLAHASSEE TAMPA WASHINGTON, D.C. WEST PALM BEACH
EMAIL ADDRESS mnolan@foleylaw.com	WRITER'S DIRECT LINE (414) 297-5672	CLIENT/MATTER NUMBER 086120/0642

July 19, 2002

Wisconsin Public Service Corporation
700 North Adams Street
Green Bay, Wisconsin 54307-9001

Gentlemen:

        We have acted as counsel for Wisconsin Public Service Corporation (the "Company") in connection with the Company's proposed issuance and sale of up to $300,000,000 of Senior Debt Securities ("Securities"), under the Registration Statement (Form S-3) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

        We are familiar with the proceedings to date with respect to such proposed issuance and the Registration Statement and other documents related thereto, and have satisfied ourselves as to such matters of law and fact as we have considered relevant for purposes of this opinion.

        We are of the opinion that:

        1. The Company is a corporation duly organized and existing under the laws of the State of Wisconsin, and duly authorized and qualified to transact the business in which it is engaged in the State of Wisconsin.

        2. The Indenture and proposed form of Supplemental Indenture between the Company and U.S. Bank, National Association creating the Securities (Exhibits 4A and 4C to the Registration Statement) are in due legal form.

        3. The proposed form of the Securities (included in Exhibits 4A and 4C to the Registration) is in due legal form.

        4. When (a) the Registration Statement shall have become effective and the Indenture, as amended and supplemented by one or more Supplemental Indentures, has been qualified under the Trust Indenture Act of 1939 as amended; (b) the issuance of the Securities have been duly authorized by the Public Service Commission of Wisconsin and by the Board of Directors of the Company or a duly constituted committee thereof; and (c) the Supplemental Indentures for the Securities has been executed by the proper parties and has been delivered,

(i) The Securities will be legally issued, and valid and binding obligations of the Company, with the express terms and provisions as set forth in the Indenture, as amended and supplemented by the Supplemental Indentures; and

(ii) no approvals, other than those referred to above, will be required in connection with the creation and issuance of the Securities.

        We hereby consent to the use of this opinion as an exhibit to the above-mentioned Registration Statement.

Sincerely,

FOLEY & LARDNER

/s/ Michael S. Nolan

By
       Michael S. Nolan